                                                                   EXHIBIT 10.20


                             C.H. ROBINSON COMPANY
                           LONG TERM LEASE AGREEMENT
                           -------------------------


Genstar Container Corporation, either on its own behalf or as agent for others (hereinafter referred to as "Genstar") a U.S. corporation, with offices at 505 Montgomery Street, 23rd Floor, San Francisco, California, 94111 and C.H. Robinson Company (hereinafter referred to as "Lessee"), a Delaware corporation, with offices at 8100 Mitchell Road, Suite 200, Eden Prarie, MN 55344 hereby enter into this Long Term Lease Agreement this 1st day of August, 1997.

A. EQUIPMENT COVERED
   -----------------

   This Agreement concerns 200 Thermo King Model #CGII-M22 generator sets designated by a GCEU prefix.

B. LEASE/BUILD-UP PERIOD
   ---------------------

   (i) Lease Period: All generator sets shall be leased by Lessee from October 1, 1997 through September 30, 2005 at the rate applicable under Paragraph C. The Agreement shall be renegotiated 30 days prior to September 30, 2005.

   (ii) Build-Up Period: Any generator sets interchanged prior to October 1, 1997 shall be leased from the date of its interchange through September 30, 2005 at the per diem rate set out in Paragraph C.

   (iii) Early Return: Notwithstanding the above, the Lessee may, subject to 60 days written notice before the yearly anniversary date, opt to terminate any or all of the generator sets on lease under this Agreement after either three, four, five, six, seven or eight years, subject to retroactive rate increases as set out in Paragraph C. effective from the date of initial interchange to the date of redelivery of each generator set.

   Such early return option shall lapse unless exercised in accordance with the above procedure.

   In the event the Agreement is not renegotiated, the wind-down terms of this Agreement will apply, as defined in Paragraph G.

   (iv)  The generator sets will be on lease for a minimum of three years.

C. PER DIEM RENTAL CHARGES
   -----------------------

   The per diem billing rate for the generator sets are as follows:

PLEASE INITIAL:
LESSEE _____ LESSOR _____

          ---------------------------------------------------------
              EQUIPMENT TYPE                PER DIEM BILLING RATE
          ---------------------------------------------------------
               Generator Set                      US$ 4.95
          ---------------------------------------------------------

   In the event that a generator set is redelivered in accordance with Paragraph B (iii), Lessee will be billed the difference between the per diem billing rate and the per diem rate below, counting from the date of the initial interchange to the date of redelivery of each generator sets.

     ---------------------------------------------------------------------------
     EQUIPMENT TYPE     YEAR:    YEAR     FOUR   FIVE    SIX     SEVEN     EIGHT
     ---------------------------------------------------------------------------
     Generator Set      US$      6.10     5.82     5.58     5.37   5.18    4.95
     ---------------------------------------------------------------------------

D. GENERATOR SET DELIVERY
   ----------------------

   The generator sets will be made available for C.H. Robinson in Chicago. Other delivery location will be considered upon request.

E. LIFT-ON AND LIFT-OFF CHARGES (HANDLING)
   ---------------------------------------

   Genstar will absorb the lift-on charge for all deliveries and a lift-off charge for all redeliveries.

   The lift-on charge shall include a pre-trip inspection and the lift-off charge shall include a post-trip inspection pursuant to Exhibit [C] attached hereto.

F. TERMINATION FEE
   ---------------

   SEE EXHIBIT B.
   -------------

G. WIND-DOWN
   ---------

   In the event that this Agreement is not renegotiated prior to September 30, 2005 Lessee shall redeliver the generator sets to Genstar over a 3 month wind-down period beginning October 1, 2005 . All terms and conditions of this Agreement will apply during the 3 month wind-down period. If any generator set is not redelivered prior to the end of the 3 month wind-down period, then the redelivery terms and conditions of the Agreement and the terms and conditions set forth in the standard Genstar Lease Agreement attached hereto as Exhibit [A] will apply. A per diem rental charge as stated below shall be effective from the end of said 3 month wind-down period until the date each such generator set is redelivered.

          ----------------------------------------
          Generator Sets                 US$ 5.50
          ----------------------------------------

H. REDELIVERY
   ----------

PLEASE INITIAL:
LESSEE ____ LESSOR ____

   Exhibit (B) specifies the terms and conditions of redelivery together with any drop-off charges that will be assessed. Upon ninety (90) days notice to the Lessee from Genstar, redelivery locations and drop-off charges may be amended.

I. DAMAGED EQUIPMENT/OFF-HIRE PROCEDURE
   ------------------------------------

   Any damage sustained by a generator set while it is on lease to Lessee will be the responsibility of Lessee, excluding normal wear and tear as determined by the then current standards of the Institute of International Container Lessors or owner's manual. Damage to the generator set which does not constitute normal wear and tear and could have been prevented by routine washing, routine lubrication, spot painting or other normal repair maintenance shall be for Lessee's account. Damages and/or alterations to the generator sets affecting security, water tightness, weatherproof qualities, air flow, mechanical and/ or electrical function of integral components and/or affecting the integrity of design or structure, or regulatory, classification or certification requirements as applicable, or affecting the inside or outside dimension or cubic content of any generator set, whether or not such damages and/or alterations add thereto or subtract therefrom, or damages and/or alterations which may threaten the safety of persons or property, shall not constitute normal wear and tear, and Lessee shall be liable therefor.

   Any generator set redelivered to an authorized depot will be off-hired on the date of physical turn-in.

   A damaged generator set shall be approved for repair within 10 days following receipt of the damage estimate. In the event that the repair authorization is not received within 10 days following receipt of the estimate, Genstar or its designated agent may proceed with repairs on behalf of Lessee.

J. MAINTENANCE
   -----------

   a) Lessee shall at its own expense while each generator set is on lease hereunder maintain each generator set in good and efficient working order and keep it fully and properly repaired.

   b)   Without limitation upon the foregoing, Lessee shall:

   (i) Ensure that all such instructions and recommendations in regard to operation, maintenance, pre-trip inspections and periodic service of the generator set as are contained in Exhibit [C], in manuals or other documents provided to Lessee at the time of delivery, and other instructions supplied by Genstar thereafter or displayed upon any generator set are strictly observed.

   (ii) Ensure that all maintenance and repair work is carried out by suitably skilled labor and under competent supervision and (where applicable) by the use of components or parts and materials of a standard and type equivalent to the original;

PLEASE INITIAL:
LESSEE ____ LESSOR ____

   (iii) Notify Genstar promptly of any accident or breakdown which will involve major renovation or repair work and in such a case permit Genstar or any expert on its behalf to inspect the damage and consult with Genstar in regard to the manner in which the necessary work is to be carried out.

   c) Lessee shall upon reasonable notice permit Genstar's representatives or agents to conduct field inspections of the generator sets.

   d) Lessee shall make no changes or alterations or modifications to any generator set unless the making of the same shall first have been agreed in writing by Genstar.

   e) Lessee shall keep the color, identification marks and Genstar's logo upon each generator set in good and clean condition and shall not cause or permit the same to be deleted, altered or supplemented in any way, except with the written consent of Genstar.

K. REPLACEMENT VALUE IN THE EVENT OF TOTAL CONSTRUCTIVE OR
   -------------------------------------------------------
   Physical Loss
   -------------

   (i) In the event of total constructive or physical loss to a generator set, Lessee shall pay Genstar the depreciated replacement value of the generator
   set. The depreciated replacement value per   generator set is determined by
   depreciating the replacement value stated below at a rate of 5% per annum to a maximum depreciation of 40% after year 8. (i.e. a minimum residual value of 60%), commencing from the date Genstar first placed the generator set on lease after manufacture.

          -------------------------------------------------
          Generator Set Clip-on              US$ 11,500.00
          -------------------------------------------------

   (ii) Salvage Rights (Total Loss While On Lease)

   In the event of total constructive or physical loss of a generator set while on lease to Lessee, salvage rights shall be retained by Lessee. Any customs, sales, transfer, turn-over, value added, excise or other taxes which may be applicable shall be borne by Lessee.

   Lessee shall, on a best effort basis, remove from the generator set, at its expense, all markings and lettering pertaining to Genstar and its ownership of the generator set (including customs certificate and plate of approval).


   (iii) Salvage Rights (Total Loss At Genstar Depot)

   In the event of total constructive loss of a generator set at a Genstar depot, Genstar will retain all salvage rights.

   All terms and conditions as specified in Paragraph K.(ii) shall apply. Lessee shall have up to ten (10) days to dispose of the generator set without incurring additional charges, after which Genstar

PLEASE INITIAL:
LESSEE ____ LESSOR ____
   may instruct the depot to charge customary storage charges to the Lessee. All handling-out and neutralization charges (if applicable) shall be borne by Lessee.

   (iv) Should Lessee later determine that an event of loss did not occur, Genstar will reimburse the previously paid replacement value less any per diem due from the date of the original occurrence until the reinstatement date plus an administrative fee of US$ 100.00.
   (v) In the event that the contract is renewed at the end of the 8 year term the residual value and depreciation schedule will be renegotiated to reflect the remaining life of the equipment.



L. BILLING AND PAYMENT
   -------------------

   Genstar will bill Lessee per diem charges monthly in arrears. Lessee will remit a wire payment to Genstar within thirty (30) days after the date of the invoice.

M. INSURANCE
   ---------

   In addition to and in clarification of the insurance requirements described in Exhibit [A], Lessee must carry insurance with a suitably financially rated and reputable carrier or carrier's that is/are mutually acceptable to both parties. Lessee will provide Genstar with a copy of the current insurance policy. This shall include annual renewal policies and nominate Genstar as additional payee and co-insured.


O. LEASING PROCEDURE
   -----------------

   The terms and conditions set forth in the standard Genstar Lease Agreement attached hereto as Exhibit (A) are part of this Agreement and apply to all generator set leased under this Agreement. In the event of any conflict between the terms set forth in the standard Lease Agreement and items A. - N. above, then the latter shall prevail.

   Some of the Equipment is leased by Genstar from an affiliate of Genstar under a head-lease. The term of this Lease for that Equipment will be limited to the term of the head-lease unless Genstar makes arrangements (which Genstar agrees to make) to maintain lessee's right of quiet possession under Section 6.a. of Exhibit A.

   A standard Genstar Lease Agreement will not be issued to and signed by Lessee
   covering every   generator set leased by Lessee .

PLEASE INITIAL:
LESSEE ____ LESSOR ____

   The parties hereto have executed this Agreement to be effective on November 1, 1997.


   GENSTAR CONTAINER CORPORATION


   By:   /s/ Howard Shiebler
      --------------------------------
             Howard Shiebler

   Title:     Vice President
          ----------------------------


   Date:______________________________


   LESSEE:  C.H. ROBINSON COMPANY

   By:     /s/ Thomas D. Perdue
      ---------------------------------
               Thomas D. Perdue

   Title:      Vice President
         ------------------------------

   Date:_______________________________


PLEASE INITIAL:
LESSEE ____ LESSOR ____

                                   EXHIBIT A
                                   ---------


1. DELIVERY OF EQUIPMENT

   Lessee acknowledges receipt of the equipment leased hereunder in good condition as evidenced conclusively by its execution of the equipment interchange prescribed by Lessor. Lessee agrees to return the equipment to Lessor in as good condition as received, normal wear and deterioration excepted, and obtain an equipment interchange from Lessor upon such return identifying and acknowledging any changes in the condition of the equipment subsequent to its delivery to Lessee. Changes which could have been prevented by normal maintenance shall not constitute normal wear and deterioration.

2. RENTAL, OTHER CHARGES AND DURATION

   a. Lessee agrees to pay the rental charges in the amount set forth on the face hereof for all equipment described thereon from the day such equipment is delivered and/or interchanged to Lessee until the day such equipment is returned to Lessor. However, if the equipment is not returned in good condition, Lessee agrees to pay for the cost of any repairs and rental charges pursuant to Paragraph 3.

   b. Lessee shall return all equipment to Lessor's terminal at the point(s) of termination designated on the face hereof, or in the event Lessor so designates, to another terminal within the same port area. In the event Lessor consents in writing to a drop-off of equipment by Lessee at a terminal other than designated on the face hereof, Lessee agrees to pay Lessor the drop-off charge shown on the Lessor's then current schedule of acceptability.

   c. All service charges, including handling and transportation charges incurred in transferring the equipment or charged by any bank or other organization in connection with payment to Lessor as aforesaid, shall be paid by Lessee.

   d. All payments due to Lessor shall by payable in United States Dollars, unless otherwise indicated on the face hereof, and shall be paid within fifteen (15) days of the date of Lessor's invoice to Lessee at the address on the face hereof. In the event Lessor's invoice is not paid when due, Lessor may, without prejudice to any other remedy if may have, charge as additional rental, a late charge at the rate of eighteen (18) percent per annum on the unpaid balance.

   e. In the event the Lessee is not a United States person (citizen or resident of the United States, domestic partnership, domestic corporation or any United States estate or trust), this lease shall terminate with respect to a unit of equipment on the earlier of: (i) the redelivery of the equipment pursuant to the terms hereof or (ii) one year and nine months from the On Lease Date with respect to such unit of equipment.


PLEASE INITIAL:
LESSEE ____ LESSOR ____

3. RISK OF LOSS AND DAMAGE

   Lessee is liable to Lessor for all damage to or loss or destruction of the equipment subsequent to delivery and prior to return by Lessor except that caused by normal wear and deterioration. Normal wear and deterioration shall not include damage by forklifts or other handling equipment.

   a. Damage. In the event Lessee fails to repair damaged equipment prior to returning it to Lessor, Lessor will present a repair estimate to Lessee's local agent for acceptance and no equipment will be repaired until authorization is given by Lessee. Lessee shall be liable to Lessor for the cost of such repair and for the rental charges which shall continue until the day on which such damaged equipment has been repaired and is fit for subsequent rental. Lessee will, at Lessor's request, make payment of repair costs direct to the repair company designated by Lessor.

   b. Loss or Total Damage. In the event of loss, theft, or destruction of the equipment or damage thereto which Lessor, in its sole discretion, shall determine is not repairable, rental charges shall terminate upon receipt by Lessor of written notice thereof from Lessee provided payment of the replacement value for like equipment as shown on the face hereof is made to Lessor not more than 30 days after receipt of such notice. If payment is not made within 30 days, rental charges shall continue unabated until such payment is received by Lessor. Rental and other payments by Lessee specified hereunder shall not be applied to charges for the replacement value of equipment unless so specified by Lessee.

4. OPERATION, MAINTENANCE AND REPAIR

   a. Lessee shall use the equipment properly, and shall at its sole cost and expense, maintain the equipment in good repair and safe operating condition. Such maintenance shall include, but not be limited to the replacement of all badly worn or broken parts with new parts of equivalent design and material, as well as the abrasive cleaning, priming and top coating of all corroded areas on a routine "as needed basis". Lessee shall be liable for any repairs wrongly made, or of a quality inferior to Lessor's minimum acceptable standard as set forth in the Repair Manual issued from time to time by the Institute of International Container Lessors. Lessee shall be responsible for removal of all debris and shoring from any containers leased hereunder prior to their return to Lessor. Lessee shall be liable for all costs and losses to Lessor arising out of Lessee's failure to maintain the equipment in good condition or make such repairs or replace such parts as may be necessary to maintain the equipment in good condition. If the foregoing is performed by Lessor, the expenses relating thereto will be for the account of Lessee.

   b. Lessee shall use the equipment in accordance with good operating practices and shall comply with all loading limitations, handling procedures and operating instructions prescribed by the Manufacturer and Lessor, which include but are not limited to the latest applicable Regulations and Recommendations of the International Organization of Standardization as well as any applicable local regulations, and prevent usage which may damage or shorten the life of the equipment including, without limitation, excessive impact and unbalanced loading. Lessee shall not use the


PLEASE INITIAL:
LESSEE ____ LESSOR ____
   equipment for storage or transportation of goods which may damage the equipment including, without limitation, unprotected corrosive substances, poorly secured materials, or bulk commodities which may corrode, oxidize, severely dent, puncture, contaminate, stain or damage the equipment. Genstar understands that the Lessee intends to use this equipment to transport bulk potatoes and other agricultural commodities. Lessee is permitted to transport these bulk agricultural commodities provided that Lessee complies with all other terms and conditions of this agreement.

   c. Receipt or delivery of equipment or any other act by an agent or employee of, or independent contractor engaged by Lessee shall be deemed to be the act of Lessee and be binding upon Lessee.

   d. Lessor's equipment is identified by appropriate lettering and numbering which Lessee agrees not to change or obliterate, except that at the written request of Lessor. Lessee shall change or supplement such marks as Lessor shall request. Lessee may, however, add other markings as may be required, provided that the equipment so marked, when returned by Lessee to Lessor, shall be free of all such markings and the surface in the same conditions as prior to the addition of Lessee's markings. If Lessee fails to remove such markings, Lessor shall remove such markings for the account of Lessee.

   e. Lessee shall, at its expense, comply with all laws, regulations or orders which in any way affect the equipment or its use, operation or storage. Lessor shall have no responsibility for compliance with any such laws, regulations or orders, including without limitation, all such laws, regulations or orders as may relate to customs, transportation, handling, safety, and labor regulations.

   f. Lessee shall, at its expense, comply with all rules and practices of ports, depots, storage areas and transportation companies consistent with the other requirements of this Paragraph 4.

   g. If containers are leased hereunder, it shall be the obligation of Lessee to comply with the International Convention for Safe Containers (CSC) in all respects and Lessee shall, pursuant to this Lease, have and exercise Lessor's responsibilities under the CSC including, without limitation: plating (design-type approval to be obtained and plates to be provided by Lessor), maintenance, examination, re-examination and marking with re-examination dates (stickers to be provided by Lessor) of each container. Such examination, or re-examination, shall be performed in accordance with the Rules and Regulations for the Safety Approval of Cargo Containers of the United States Department of Transportation. Lessee shall also comply with the Customs Conventions on Containers, 1956 and 1972, including, without limitation, all obligations of the operator relating to temporary admission, transport of goods under customs seal, maintenance of records and reporting to governmental or other authorities.

   h. Lessee will, upon Lessor's written request, furnish to Lessor a schedule or schedules showing the locations and dates at such locations that Lessor's equipment has been used by Lessee.

5.   DEFAULT;  REMEDIES UPON DEFAULT


PLEASE INITIAL:
LESSEE ____ LESSOR ____

   Should Lessee default (i) in the payment of any sum due hereunder within fifteen (15) days of the date Lessee is invoiced by Lessor, (ii) in the performance of its other obligations under this Lease or (iii) cease doing business as a going concern, become insolvent, commit an act of bankruptcy, or become the subject of any proceeding under the United States Bankruptcy Code or any similar law of another nation or a political subdivision thereof, then Lessor may, without notice, and without releasing Lessee of its obligations hereunder, terminate this Lease, declare the balance of the rental to be due and payable , and retake possession of the equipment free of any claims of Lessee. In the event of such termination by Lessor, Lessee shall no longer be in possession of the equipment with Lessor's consent and Lessee shall return the equipment to Lessor at such place as Lessor shall direct. Lessee shall continue to pay rental charges for equipment until the equipment is (i) returned in as good condition as received normal wear and deterioration excepted, (ii) repaired and made fit for subsequent rental or
   (iii) settlement acceptable to Lessor is made. In the event Lessor retakes possession of all, or any part, of the equipment, Lessee authorizes Lessor to take possession of any property in, on or attached to such equipment which is not the property of Lessor, and without liability for its care or safekeeping, to place such property in storage at the risk and expense of Lessee. Termination shall not relieve Lessee of any liabilities or obligations incurred prior to such return, repair or settlement and Lessee shall in any event remain fully liable for reasonable damages as provided by law, and for all costs and expenses incurred by Lessor on account of such default, including all costs and reasonable attorney's fees.

6. EXCLUSION OF WARRANTIES; LESSEE'S OBLIGATIONS ABSOLUTE

   a. THE EQUIPMENT IS LEASED AS IS. LESSOR WARRANTS THAT LESSEE SHALL HAVE QUIET POSSESSION, SAVE AS AFORESAID, NO CONDITION OR WARRANTY WHATSOEVER OF ANY KIND HAS BEEN OR IS GIVEN BY LESSOR IN RELATION TO THE EQUIPMENT, AND ALL CONDITIONS AND WARRANTIES WHETHER EXPRESSED OR IMPLIED, WHETHER IN RELATION TO THE FITNESS OF THE EQUIPMENT FOR ANY PARTICULAR PURPOSE OR COUNTRY, OR WHETHER IN RELATION TO MERCHANTABILITY OR AS TO DESCRIPTION, STATE, QUALITY OR CONDITION OF THE EQUIPMENT AT DELIVERY OR AT ANY OTHER TIME ARE HEREBY WAIVED, EXCLUDED AND EXTINGUISHED. LESSOR SHALL IN NO EVENT BE LIABLE FOR CONSEQUENTIAL DAMAGES OR LOSS OF PROFITS EVEN IF LESSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

   b. LESSEE'S OBLIGATIONS UNDER THIS AGREEMENT ARE ABSOLUTE AND SHALL NOT BE AFFECTED BY ANY CIRCUMSTANCE OR EVENT BEYOND LESSEE'S CONTROL OF WHATEVER NATURE .

   c. TO THE EXTENT POSSIBLE AND NOT WITHSTANDING THE DISCLAIMER BY LESSOR OF
      -----------------------------------------------------------------------
      ANY WARRANTIES SET FORTH HEREIN, LESSOR SHALL DELIVER TO LESSEE A COPY OF
      -------------------------------------------------------------------------
      ANY WARRANTY AGREEMENT LESSOR MAY RECEIVE FROM THERMO KING AND LESSEE
      ---------------------------------------------------------------------
      SHALL LOOK SOLEY TO THERMO KING FOR THE ENFORCEMENT OF SUCH WARRANTY, AND
      -------------------------------------------------------------------------
      LESSEE SHALL COMPLY

PLEASE INITIAL:
LESSEE ____ LESSOR ____

      WITH ALL THE CONDITIONS OF SUCH WARRANTY IMPOSED BYTHE SUPPLIER OR
      ------------------------------------------------------------------
      MANUFACTURER.
      -------------

7. NOTICES

   All billings and written notices required to be given by either party shall be in writing and shall be airmailed, telexed or cabled, except as may otherwise be provided herein, to the other party at its address first hereinabove specified, or at such other address as such party may hereafter from time to time designate in writing and shall be deemed received, in the case of airmail, five days after it is postmarked, and in the case of telex, upon transmission (with answerback confirmed) to other party's telex facilities. All payments to Lessor shall be by check to Lessor or by wire transfer acceptable to Lessor.

8. TAXES, FEES AND FINES

   a. Lessee shall pay all taxes (other than taxes on Lessor's net income) and charges levied on, or in connection with, the equipment subsequent to delivery, including without limitation, property, sales, use and excise taxes, duties, customs charges, withholding taxes and all further government levies, fees or charges. Lessee shall pay all duties, fines and penalties arising out of use of the equipment including without limitation, any duties, fines or penalties imposed under the customs laws and regulations of federal, state, foreign and local governments and agencies.

   b. Lessee shall pay all charges incurred in ports, depots, storage areas or otherwise arising out of the use of the equipment.

9. INDEMNITY AND INSURANCE

   a.  Indemnity

   Lessee shall indemnify, defend and hold Lessor harmless for any and all claims, losses, expenses, costs or damages, (including without limitation expenses in defending any claim or suit such as attorney's fees, court costs and other expenses) arising or alleged to arise directly or indirectly or incidentally out of (a) any failure of Lessee to comply with its obligations under this Lease; (b) any claim, whether private or governmental, for personal injury or death, and for loss or damage to person, including employees of the Lessee, property, cargo and/or vessels and/or transport equipment arising out of or incident to the ownership, selection, possession, leasing, operation, control, use, storage, loading, unloading, stuffing, unstuffing, moving, maintenance, delivery, handling or return of the equipment; (C) ANY FORFEITURE, SEIZURE, CONFISCATION, NATIONALIZATION OR
              -------------------------------------------------------------
   IMPOUNDING OF OR CHARGE OR LIEN ON THE EQUIPMENT. EACH PARTY UNDERTAKES
   -----------------------------------------------------------------------
   PROMPTLY TO give notice to the other of claims against it or action against
   -----------
   it with respect thereto and Lessee agrees not to settle any action without the consent of the Lessor.

   b.  Insurance

PLEASE INITIAL:
LESSEE ____ LESSOR ____

    The Lessee agrees to procure and maintain in full force and effect during the term of this lease, at its sole cost and expense with insurers acceptable to the Lessor, the following insurance:

    (1) "All Risks" insurance to cover physical loss or damage to the leased container(s) for not less than the full stipulated replacement value thereof.

    (2) Broad Form Comprehensive General Liability and Automobile Liability Insurance to a minimum limit of U.S. $1,000,000 any one occurrence to cover third party Bodily Injury and property Damage.

    Such insurance shall include those policy extensions commonly referred to as Completed Operations, Blanket Contractual, Personal Injury, Non-Owned Automobile Liability and Employer's Liability and shall be primary insurance.

    Any and all deductibles under the terms of the foregoing insurance shall be for Lessee's account. All policies shall name Lessor as additional insured and contain a waiver of subrogation in favor of the Lessor. All policies will contain a requirement that the Lessor receive 30 days written notice of cancellation or material change. Lessee will provide the Lessor with Certificates evidencing the insurance specified within 10 days of date lease commences, in a form acceptable to the Lessor.

    Should the Lessee fail to procure or maintain any of the required insurance, or by act or omission vitiate or invalidate any of the insurance, the Lessee shall indemnify the Lessor to the extent he suffers or incurs loss, damage, liability or expense in consequence of such failure, act or omission.

10. SUBLEASING AND DIRECT INTERCHANGING

    Lessee shall not have the right to assign this Lease or to sublet, rent, directly interchange or otherwise hire out, or part with possession of the equipment to any other party without the prior written consent of Lessor and such consent of Lessor shall not operate to relieve Lessee of any of its obligations hereunder.

11. DESIGNATION OF OWNERSHIP

    If at any time during the term hereunder Lessor supplies Lessee with labels, plates or other markings stating that the equipment is owned by Lessor or is subject to any interest of a lender, Lessee shall affix and kept the same upon a prominent place on the equipment. Lessee agrees to execute and file Uniform Commercial Code financing statements and any and all other instruments necessary to perfect Lessor's or its lender's interest in this lease, the payments due hereunder and the equipment leased hereunder.

12. GENERAL

    a. This lease is binding upon the parties, their successors and assigns and shall be construed and interpreted with the laws of the State of California. Any dispute, arising under or in connection with

PLEASE INITIAL:
LESSEE ____ LESSOR ____
   this lease will be exclusively decided by the competent court of San Francisco, California, U.S.A., or, at the option of Genstar, by any other court that may appear competent to decide such dispute.

   b. The paragraph headings in this Lease are for convenience only and shall not be deemed to alter or affect any provision hereof.

   c. Lessee hereby waives any and all existing and future set-offs and counterclaims against the rental charges or payments due under this Lease.

   d. In the event Lessee has not executed a Master Agreement with Lessor covering the leasing of this equipment, this Lease shall contain the entire agreement between the parties with respect to the subject matter hereof and may be amended, modified or changed only by an agreement in writing executed by the parties hereto. If the Lessee fails, however, to give to Lessor a written objection to its contents within seven (7) days after this Lease is received, or if Lessee takes possession of any of the equipment provided for hereunder and retains it after receipt of this Lease then this Lease shall be effective and binding upon Lessee whether or not signed. Notwithstanding any Master Agreement, this Lease is subject to acceptance by Lessor at its office in San Francisco, California, and shall be deemed accepted if Lessee is not notified to the contrary within a reasonable time. If the Lease is not accepted, Lessee shall return the equipment to any of Lessor's terminals within sixty (60) days from such notification.

   e. Lessee shall conform to the provisions of all statutes bylaws or regulations in force from time to time in respect of or affecting in any manner performance under this Lease and shall give all notices required by the said statutes, bylaws and regulations including, but not limited to, compliance with the Occupational Health and Safety Act and similar legislation in force in jurisdictions in which the equipment may be used or the Lessee may do business and shall pay all fees, assessments, or other sums payable thereunder or in respect thereof.

PLEASE INITIAL:
LESSEE ____ LESSOR ____

                                   EXHIBIT B
                              REDELIVERY SCHEDULE
                              -------------------

The following schedule specifies the monthly redelivery limits by port for generator sets redeliveries together with any one time charges that may apply. All generator sets redeliveries shall be made only at authorized Genstar depots within these port areas. These depot charges are subject to change upon ninety
(90) days notice to Lessee from Genstar.

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                                   GENERATOR SETS
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     PORT                      MONTHLY PORT             DROP-OFF CHARGE (US$)
     ----                      ------------             --------------------
                                  LIMITS
                                  ------
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     Chicago                        Unlimited                            $150.00
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     Seattle                        Unlimited                            $150.00
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     New York                       Unlimited                               0.00
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     Miami                          Unlimited                               0.00
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     Jacksonville                    Up to 25                             100.00
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     Houston                        Unlimited                               0.00
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     Charleston                      Up to 25                               0.00
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     Los Angeles                    Unlimited                               0.00
     ---------------------------------------------------------------------------

PLEASE INITIAL:
LESSEE ____ LESSOR ____

                                   EXHIBIT C

                    Additional Maintenance Requirements for
                    ---------------------------------------
                                Generator Sets
                                --------------
Generator Sets
--------------

     A. With respect to Equipment that constitutes generator sets ("Generator Sets"), Lessee shall comply with all the operation and maintenance requirements contained in this Exhibit, in manuals or other documents provided to Lessee at the time of delivery, in instructions supplied by Lessor after delivery and any instructions displayed on any Refrigerated Equipment, which requirements are in addition to all operation and maintenance requirements contained in the Agreement, this Exhibit or elsewhere in this Schedule.

     B. Lessee shall ensure that all maintenance and repair work on the Refrigerated Equipmentis carried out by suitably labor and under competent supervision and (where applicable) by the use of components or parts and materials of a standard and type equivalent to the original.

     C.  Lessee shall notify Lessor WITHIN 48 HOURS of any accident to or
                                    ---------------
breakdown of any Refrigerated Equipment which will require major renovation or repair work. Lessee will fully cooperate with Lessor to comply with all procedures required in order for Lessor to preserve and assert any available warranty claims and will permit Lessor or Lessor's representative to inspect the damage and will consult with Lessor to determine with manner in which and by whom the necessary work is to be carried out.

     D. Lessee shall refer to all operations and service manuals covering the Refrigerated Equipment for electrical and refrigeration information, service instructions recommend by the manufacturer and detailed replacement parts lists. Lessee shall follow all operation and maintenance recommendations contained in such manuals.

     A. Prior to loading any Generator Sets, Lessee shall perform each of the following:

     1.  Before starting the Generator Sets, Lessee shall:

     a.  Visually inspect unit for loose parts and damaged components.

     b.  Check for oil/fuel leaks.

     c.  Check engine oil level.

     d. Check engine V-belt tension and idler pulley, condition and replace as necessary.

     e.  Check starter connections.

     f.  Check condition of radiator hoses.

     g.  Verify coolant level.

     h.  Inspect radiator coil, clean as necessary.

     i.  Check fuel system for contamination.

     j.  Fill tank with diesel fuel.

     k.  Check battery terminal/cables for cleanliness and secure connections.

     l.  Inspect for loose electrical connections.

     m.  Inspect the exhaust system.

     n. Check the torque of the mounting bolts and operation of the locking devices.

     o.  Check the condition/torque of the engine/generator mounting bolts.

     p.  Inspect air cleaner for cleanliness and replace if necessary.

     q. Connect the reefer plug. Ensure the generator/reefer circuit breakers are off.

     2. After completing the steps set forth above, Lessee shall start each Generator Set and shall perform the following steps:

     a. Start the generator after holding the glow plug switch in the UP position for 30 seconds. Verify glow plug amperage prior to starting.

     b.  Verify proper oil pressure.

     c. Observe the ammeter for a positive reading. A positive reading indicates proper battery charger operation. If negative reading, troubleshoot charging system.

     d.  Listen for any abnormal bearing noise (main alternator).

     e.  Check fuel lines, lube oil lines and filters for leaks.

     f.  Check radiator and cooling system hoses for leaks.

PLEASE INITIAL:
LESSEE ____ LESSOR ____

     g.  Check exhaust system for leaks.

     h.  Energize generator and reefer circuit breakers.

     i.  Verify output voltage.

     j.  Turn reefer and generator off.

     B. Lessee shall perform the following maintenance on each Generator Set following the first 500 hours of use by Lessee:

     1.  Change lube oil and filter.

     2.  Perform pretrip inspection.

     C. Lessee shall perform the following maintenance on each Generator Set after every 1000-hour interval of use by Lessee:

     1.  Replace fuel filters.

     2.  Complete steps for first 500-hour maintenance above.

     3.  Tighten engine, generator, snubber bolts (6 months).

     4. Tighten all electrical connections in control box and verify the female plug tension.

     5.  Replace air cleaner.

     6.  Check waterpump bearing end play.

     7.  Inspect cooling/fuel system.

     8.  Spray fuel cap threads with anti-seize lubricant.

     9.  Verify engine RPM's under load.

     10. Verify battery electrolyte levels (for serviceable batteries only).

     11. Change engine oil and filer (hot).

     12. Inspect/clean transfer pup inlet strainer.

PLEASE INITIAL:
LESSEE ____ LESSOR ____

     13. Check operation of protection shutdown circuits.

     14. Inspect wire harness for chafing or damage.

     D. Lessee shall perform the following maintenance on each Generator Set after every 5000-hour interval of use by Lessee, but not less often than annually.

     1.  Complete steps for 1000-hour maintenance above.

     2.  Clean crankcase breather.

     3.  Check condition of engine/generator/snubber shockmounts.

     4.  Drain and flush the engine coolant system.